Exhibit 99.1

VeriFone Announces Preliminary Financial Results for the First Fiscal Quarter of 2013

SAN JOSE, CA, February 20, 2013 - VeriFone Systems, Inc. (NYSE: PAY) today announced certain preliminary financial results for its first quarter ended January 31, 2013.

VeriFone expects to report Q1 non-GAAP net revenues in the range of $425 million to $430 million and Q1 GAAP net revenues in the range of $424 million to $428 million. VeriFone expects to report non-GAAP net income per share between $0.47 and $0.50 and GAAP net income per share between $0.07 and $0.10.

The lower than expected results for the first quarter were driven primarily by:

•	Continued weak macro-economic conditions in Europe;

•
Increased focus and investments throughout 2012 on longer-term service initiatives in multiple jurisdictions at the expense of near-term hardware and software features and customization projects that were reduced or delayed, which resulted in missed revenue opportunities;

•
An increase in deferred revenue related to volume shipments made during the quarter to a new mix of customers in the Middle East and Africa. These shipments did not meet first quarter revenue recognition requirements;

•	Lower than anticipated revenue from large Brazilian customers, as well as political and economic uncertainty in Venezuela, typically a strong market for VeriFone; and

•	Several customers electing to delay major projects beyond the first quarter, as well as the cancelled Washington, D.C. taxi project.

“During the first quarter we faced a number of external headwinds and internal challenges, which impacted our results,” said Douglas G. Bergeron, Chief Executive Officer. “While we are disappointed with our performance and execution, we have a firm grasp on the challenges we faced and are taking aggressive steps to strengthen our competitiveness over the long-term. Although the focus on our services efforts impacted some local software and hardware modifications that were required to be competitive, our product platform and architecture are consistently recognized by the industry as being best-in-class. We are confident in our ability and committed to executing against our strategic priorities to drive shareholder value.”

The company is executing steps to address the current challenges, including:

•	Conducting a comprehensive review of VeriFone's strategic operating plan to ensure near-term product priorities are provided for, even as the company continues to increase its services offerings.

•	Increasing management focus and R&D investment on product development and certifications to accelerate the release of in-demand products throughout fiscal 2013; and

•	Driving cost efficiencies, including streamlining and better integrating recently completed acquisitions.

“Our industry remains vibrant and offers tremendous opportunity for growth especially around complexity at the point of sale and EMV mandates,” continued Bergeron. “We expect EMV to expand the total addressable market in the U.S., and major industry trends such as growth in retail mobility and the increased need for more sophisticated security systems to create additional opportunities for our industry. As the trusted and innovative partner of merchants worldwide, VeriFone is uniquely positioned to capitalize on these trends.”

Bergeron said, “Over the last few years, we have built a portfolio of services, which have gained considerable traction in the market. We are confident this progress will allow us to derive higher overall revenue and margins, develop deeper relationships with our customers and drive more predictable financial results. For example, our Point payments-as-a-service business has enjoyed early success, and we are exporting the model to new regions including Australia, New Zealand, continental Europe and the U.S.”

Bergeron concluded, “We are encouraged by the performance of our North America region and payments-as-a-service offerings in the existing Point markets, which both saw quarterly net revenue grow by double-digit percentage points year-over-year. We remain optimistic about our business prospects with upcoming growth drivers such as the U.S. EMV mandate, and we continue to build on our taxi, gas pump and national retailer customer base. We are moving forward and remain committed to expanding our payments-as-a-service business, while continuing to accelerate our product development and certifications. Based upon this, we expect to resume year-over-year net revenue growth in the mid- to high-single digits beginning in fiscal 2014.”

The company's updated outlook for the second quarter includes:

•	Non-GAAP net revenues in the range of $435 million to $450 million;

•	Non-GAAP net income per share in the range of $0.45 to $0.50;

•	The company expects that non-GAAP net revenues and non-GAAP net income per share will grow sequentially in the third and fourth quarters of fiscal 2013.

The company intends to provide updated full fiscal 2013 guidance when it reports financial results for the first quarter 2013 on March 5, 2013 after the market close.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com

or

Media Relations:

Leah Roscoe, 770-754-3442
VeriFone Media Relations
Leah_R1@verifone.com

FINANCIAL MEASURES

This press release and its attachments include non-GAAP financial measures, such as estimated non-GAAP net revenues and estimated non-GAAP net income per diluted share. Reconciliations for the non-GAAP financial measures presented in this press release to the most directly comparable GAAP measures are provided at the end of this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Estimated Non-GAAP net revenues. Estimated non-GAAP net revenues exclude the estimated fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Estimated Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note C: Estimated Acquisition, Divestiture and Restructuring Related Adjustments. VeriFone adjusts net income for certain charges that are the result of acquisitions, divestitures and restructuring programs.

Estimated acquisition related adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses (such as costs of personnel required to assist with integration transitions) and fair value increase (step-up) of inventory on acquisition. In addition, we adjust for changes in estimate or final resolution of contingencies that existed at the time of acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations.

In January 2013 we divested of certain assets and business operations related to one of our product offerings. The estimated gain on the divestiture, as well as the estimated net losses attributable to the divested business, have been excluded from estimated non-GAAP net income.

VeriFone analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition, divestiture or restructure related adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note D: Estimated Income Tax Effect of Non-GAAP Exclusions. Income taxes are adjusted for our estimated non-GAAP tax rate of 14% in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. In addition, the adjustment includes the estimated income tax effect of our non-GAAP exclusions.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Three Months Ended
	Note	January 31, 2013

Estimated GAAP net revenues		$424 - $428 million
Estimated amortization of step-down in deferred revenue at acquisition	A	$1 - $2 million
Estimated non-GAAP net revenues		$425 - $430 million

Estimated GAAP net income per diluted share		$0.07 - $0.10
Estimated amortization of step-down in deferred revenue at acquisition	A	$0.01 - $0.01
Estimated stock-based compensation	B	$0.11 - $0.11
Estimated acquisition, divestiture and restructure related adjustments	C	$0.02 - $0.03
Estimated amortization of purchased intangible assets	C	$0.32 - $0.32
Estimated income tax effect of non-GAAP exclusions	D	($0.06) - ($0.07)
Estimated non-GAAP net income per diluted share		$0.47 - $0.50